Item 9.01 Exhibits.

Exhibit 16

December 5, 2006

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	US Dry Cleaning Corporation Commission File No. 000-23305

We have read the statements that US Dry Cleaning Corporation has included in Item 4.01 of the Form 8-K filed on December 5, 2006. We agree with such statements made insofar as they relate to our Firm.

Sincerely,

/s/ Squar, Milner, Miranda & Williamson, LLP

Newport Beach, California